        As filed with the Securities and Exchange Commission on July 9, 1998

                                                    Registration No. 333-_______


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            ------------------------------
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------------
                                 ACORN PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)

             DELAWARE                                         22-3265462
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)
                                 500 DUBLIN AVENUE
                               COLUMBUS, OHIO  43215
               (Address of Registrant's principal executive offices)
                           ------------------------------

                               ACORN PRODUCTS, INC.
                          1997 NONEMPLOYEE DIRECTOR STOCK
                                   INCENTIVE PLAN
                              (Full Title of the Plan)

                           ------------------------------
                                J. Mitchell Dolloff
                         Vice President and General Counsel
                                Acorn Products, Inc.
                                 500 Dublin Avenue
                               Columbus, Ohio  43215
                                   (614) 222-4400
             (Name, address and telephone number of agent for service)

                           ------------------------------
                            Copies of Correspondence to:
                              Robert J. Tannous, Esq.
                          Porter, Wright, Morris & Arthur
                                41 South High Street
                               Columbus, Ohio  43215

                           ------------------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                      Proposed
                       Maximum       Amount of
Title of Securities  Amount to be  Offering Price     Aggregate     Registration
 to be Registered     Registered     Per Share*    Offering Price*      Fee*
--------------------------------------------------------------------------------
Common Stock,
 $.001 par value....    25,000         $6.75         $168,750         $50.00

--------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Acorn Common Stock as reported on the Nasdaq National Market System on July 6, 1998.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Acorn Products, Inc. Common Stock, $.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the Acorn Products, Inc. 1997 Nonemployee Director Stock Incentive Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to
Part I of the Form S-8 Registration Statement.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Sections, 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

          1. Annual Report on Form 10-K for the year ended August 1, 1997, as filed with the Commission on October 31, 1997;

          2. Current Report on Form 8-K, dated August 22, 1997, as filed with the Commission on August 22, 1997;

          3. Current Report on Form 8-K, dated September 18, 1997, as filed with the Commission on September 18, 1997;

          4. Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997, January 30, 1998, and May 1, 1998, as filed with the Commission on December 15, 1997, March 13, 1998, and June 15, 1998, respectively; and

          5. Proxy Statement for the Annual Meeting of Stockholders held on December 9, 1997, as filed with the Commission on November 5, 1997.

          The description of Acorn's Common Stock which is contained in Acorn's Form 8-A (Registration No. 0-22717) filed with the Commission pursuant to
Section 12 of the Exchange Act, as updated in any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

          All documents filed by Acorn, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

          As permitted by the DGCL, the Registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

          The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          The Bylaws also provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Bylaws also provide that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Registrant would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS


Exhibit                    Exhibit
Number                   Description
-------                  -----------
     4(a) *    Acorn Products, Inc. 1997 Nonemployee Director Stock Incentive
               Plan

     4(b) Amended and Restated Certificate of Incorporation of Acorn Products, Inc. (Previously filed as Exhibit 3.1 to Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

     4(c) Amended and Restated Bylaws of Acorn Products, Inc. (Previously filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

     5    *    Opinion of Porter, Wright, Morris & Arthur regarding legality.

     23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

     23(b)*    Consent of Ernst & Young LLP.

     24   *    Power of Attorney.


-------------------------
* Filed with this Registration Statement

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 29, 1998.

                                   ACORN PRODUCTS, INC.



                                   By: /s/ Gabe Mihaly
                                      ------------------------------------------
                                       Gabe Mihaly, President and Chief
                                       Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


     Signature                     Title                              Date
     ---------                     -----                              ----
 /s/ Gabe Mihaly                                              )
-----------------------  President, Chief Executive Officer,  )
     Gabe Mihaly         and Director                         )  June 29, 1998
                         (Principal Executive Officer)        )
                                                              )
* Stephen M. Kasprisin                                        )
-----------------------  Vice President and Chief Financial   )
  Stephen M. Kasprisin   Officer                              )
                         (Principal Accounting and            )  June 29, 1998
                         Financial Officer)                   )
                                                              )
* Conor D. Reilly                                             )
-----------------------  Chairman of the Board of Directors   )  June 29, 1998
  Conor D. Reilly                                             )
                                                              )
                                                              )
* William W. Abbott                                           )
-----------------------  Director                             )  June 29, 1998
  William W. Abbott                                           )
                                                              )
                                                              )
* Matthew S. Barrett                                          )
-----------------------  Director                             )  June 29, 1998
  Matthew S. Barrett                                          )
                                                              )
                                                              )
* Stephen A. Kaplan                                           )
-----------------------  Director                             )  June 29, 1998
  Stephen A. Kaplan                                           )
                                                              )
                                                              )
* John I. Leahy                                               )
-----------------------  Director                             )  June 29, 1998
  John I. Leahy                                               )

      /s/ J. Mitchell Dolloff
*By: --------------------------------------
     J. Mitchell Dolloff, attorney-in-fact
     for each of the persons indicated

                            Registration No. 333-_______

    ---------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549


                             -------------------------


                                      FORM S-8

                               REGISTRATION STATEMENT

                                       UNDER

                             THE SECURITIES ACT OF 1933


                             -------------------------


                                ACORN PRODUCTS, INC.

                             -------------------------

                                      EXHIBITS

                             -------------------------

                                    EXHIBIT INDEX


Exhibit    Exhibit
Number    Description
-------   -----------

4(a)      *    Acorn Products, Inc. 1997 Nonemployee Director Stock Incentive
               Plan

4(b) Amended and Restated Certificate of Incorporation of Acorn Products, Inc. (Previously filed as Exhibit 3.1 to
               Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

4(c)           Amended and Restated Bylaws of Acorn Products, Inc.
               (Previously filed as Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 333-25325), and incorporated herein by reference).

5         *    Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)     *    Consent of Ernst & Young LLP.

24        *    Power of Attorney.


-------------------------
* Filed with this Registration Statement